EXHIBIT 99.1

NEWS RELEASE

4770 HICKORY HILL ROAD 38141 • BOX 18342 MEMPHIS, TENNESSEE 38181-0342 • PHONE 901/363-8030 • FAX 901/541-3639

For Further Information Contact:
TBC Corporation	Investors:
Thomas W. Garvey	Brod Group
Executive V.P. & Chief Financial Officer	Betsy Brod/Jonathan Schaffer
(901) 363-8030	(212) 750-5800

For Immediate Release

TBC Corporation Completes Acquisition of
Merchant’s, Incorporated

MEMPHIS, TN – April 2, 2003 – TBC Corporation (Nasdaq: TBCC), one of the nation’s leading marketers of automotive replacement tires, today reported that it has completed its previously announced acquisition of Merchant’s, Incorporated, a closely held tire retailer and automotive service provider headquartered in Manassas, Virginia. Merchant’s, with 112 company-operated stores, was the sixth largest independent tire retailer in North America with retail sales of more than $150 million in 2002.

The acquired Merchant’s locations strengthen TBC’s position as the nation’s largest independent tire retailer and provide TBC with entry into Virginia, Maryland, and other new retail markets. TBC’s retail operations now total 887 stores, including 340 company-operated locations and 547 franchised tire and automotive service centers. The Merchant’s locations will be a part of TBC’s Tire Kingdom retail system and will benefit from the strong operational infrastructure already in place at Tire Kingdom. In addition to increasing the size and geographic reach of TBC’s retail network, the Merchant’s acquisition enhances TBC’s purchasing, distribution, and marketing economies.

Larry Day, TBC President and CEO stated, “Now that the acquisition has been completed, we look forward to moving ahead with our integration plans and realizing the full value of this acquisition for the Company and its stockholders. We would also like to welcome Merchant’s staff of tire and automotive professionals to the TBC team.”

TBC Corporation hosted a conference call on March 26, 2003, to discuss the Merchant’s acquisition. A replay of the conference call is available at TBC’s Web site, www.tbccorp.com, until April 26, 2003.

About TBC: TBC Corporation is one of the nation’s largest marketers of automotive replacement tires through a multi-channel strategy. The Company’s retail operations include company-operated retail centers under the “Tire Kingdom” and “Merchant’s Tire & Auto Centers” brands and franchised retail tire stores under the “Big O Tires” brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company’s proprietary brands of tires have a longstanding reputation for quality, safety and value.

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TBC Corporation Safe Harbor Statement

This document contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among both competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company’s inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company’s ability to identify and acquire additional companies in the replacement tire industry and the failure to achieve synergies or savings anticipated in such acquisitions; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company’s filings with the Securities and Exchange Commission.

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